Exhibit 10.2

SECOND AMENDMENT TO REVOLVING PROMISSORY NOTE AGREEMENT

This Second Amendment to Revolving Promissory Note Agreement is made and entered into as of the 21st day of November 2022, by and between Outdoor Specialty Products, Inc., a Nevada corporation (“Borrower”), and Ed Bailey (“Noteholder”).

WHEREAS, Borrower and Noteholder entered into that certain Revolving Promissory Note Agreement, dated December 1, 2021, in the original principal amount of $7,000.00 (the “Original Note”), which was amended on June 2, 2022 to extend the maturity date to December 31, 2022 and increase the maximum principal amount to $9,750; and

WHEREAS, Borrower and Noteholder desire to further amend the Original Note to increase the amount of Principal Indebtedness and extend the Maturity Date as provided herein.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, the parties hereto agree as follows:

1. Increase in Principal Indebtedness. The Original Note is hereby amended by changing the principal amount of the Note at the top of the first page from US $9,750 to US $13,240 and by changing the amount of the Principal Indebtedness in the preamble of the Original Note from NINE THOUSAND SEVEN HUNDRED FIFTY AND NO/100 DOLLARS (US$9,750.00) to THIRTEEN THOUSAND TWO HUNDRED FORTY AND NO/100 DOLLARS (US$13,240).

2. Extension of Maturity Date. Section 1(a) of the Original Note captioned “Maturity Date,” is hereby amended by changing the Maturity Date from December 31, 2022 to December 31, 2023.

3. Defined Terms / No Further Modification. Any terms used but not defined herein shall have the meanings ascribed to them in the Original Note. Except as expressly set forth herein, the Original Note shall remain unmodified and shall continue in full force and effect.

Dated as of November 21, 2022.

Borrower:	OUTDOOR SPECIALTY PRODUCTS, INC.

	By	/s/ Kirk Blosch
	Name:	Kirk Blosch
	Title:	President

Noteholder:

/s/ Ed Bailey
Ed Bailey